NEWS
For Immediate Release

Contact:
Beth Halloran
Mng. Dir., Corporate Communications
Online Resources Corporation
703.653.2248
bhalloran@orcc.com

DEBRA A. JANSSEN ELECTED TO ONLINE RESOURCES BOARD OF DIRECTORS

CHANTILLY, Va., May 17, 2007 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of Web-based financial services, today announced Debra A. Janssen, a payments industry veteran of more than 20 years, has been elected to the Company’s Board of Directors. She replaces Edward E. Furash, who retired from the Board after nearly four years of service.

Ms. Janssen has served as President of First Data Debit Services (Star Network), and as President and CEO of eFunds Corporation. She also served for fourteen years with Metavante Corporation (formerly M&I Data), where she last served as its Chief Information Officer. Currently, she is a private investor, and serves as CEO of one of the private firms in which she has invested.
Ms. Janssen is also a Director of Plato Learning, Inc, a publicly traded company, and serves on its Audit Committee. She has also served on the Boards of other Wisconsin-based organizations.

“We are very pleased to welcome Debra to our Board,” stated Matthew P. Lawlor, chairman and chief executive officer of Online Resources. “The Company will benefit from her extensive financial services and technology experience as we work to leverage our substantially expanded capabilities in multiple markets.”

In thanking Ed Furash for his service as a Director, Lawlor added, “True to form as a banking industry strategist and pioneer, Ed Furash helped guide Online Resources through a period of transformation. When Ed joined the Board, we supported 720,000 end-users for our bank and credit union clients. Today, we serve over 9 million users, and have expanded into the highly synergistic credit card, biller and collections markets. Ed’s perspective and insight were invaluable during these past years, and all of us on the Board will miss his day-to-day personal friendship.”

About Online Resources
Online Resources powers web-based financial services for 2600 financial institutions, billers and credit service providers.  Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves over 9 million end-users and processes $100 billion in bill payments annually.  Founded in 1989, Online Resources (Nasdaq: ORCC; www.orcc.com) is recognized as one of the nation’s fastest growing companies.

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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company’s: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the Company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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